EXHIBIT 99. (a)(2)

                        ATTACHMENT: LETTER OF TRANSMITTAL

                             COMMTOUCH SOFTWARE LTD.

                              Letter of Transmittal

                           PARTICIPATION INSTRUCTIONS:

1. COMPLETE THIS FORM, COMPLETING THE BLANKS (INCLUDING DATE AND NAME), AND SEND TO COMMTOUCH SOFTWARE LTD., c/o COMMTOUCH, INC., 2029 STIERLIN COURT, MOUNTAIN VIEW, CALIFORNIA 94043, USA, ATTENTION: CATHERINE DOWLEY, COMMTOUCH STOCK ADMINISTRATOR, AS SOON AS POSSIBLE, BUT IN ANY EVENT, TO ENSURE RECEIPT BY COMMTOUCH BEFORE 5:00 P.M. PACIFIC TIME ON SEPTEMBER 14, 2001.*


2. ENSURE THAT YOU RECEIVE CONFIRMATION OF RECEIPT FROM COMMTOUCH STOCK ADMINISTRATION WITHIN 3 BUSINESS DAYS. NOTE THAT EMPLOYEES WHO RETURN FORMS AFTER SEPTEMBER 14, 2001 MAY NOT RECEIVE TIMELY CONFIRMATION.

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           Name of Optionee:___________________________________

           Country Where Employed: ____________________________

           Social Security Number: _____-______-__________ (U.S. employees only)

I have received the "Offer to Exchange All Outstanding Options to Purchase Ordinary Shares Under 1996 CSI Stock Option Plan, 1999 Nonemployee Directors Stock Option Plan, 1999 Section 3(i) Share Option Plan and Share Option Agreements" (the "Offer to Exchange").

I hereby give up my entire ownership interest in all my eligible options and hereby elect to cancel ALL outstanding options granted to me under the Plan at an exercise price equal to or greater than $10.00 per share. (PARTIAL ELECTIONS ARE NOT PERMITTED.)

THIS ELECTION WILL BE IRREVOCABLE ON THE DATE COMMTOUCH ACCEPTS THE OPTIONS FOR EXCHANGE.


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Optionee's Signature _______________________

Date:  ______________________


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